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Exhibit 10.18

FORBEARANCE AGREEMENT AND FIFTH AMENDMENT
TO RECEIVABLES PURCHASE AGREEMENT

        THIS FORBEARANCE AGREEMENT AND FIFTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of March 3, 2004 (this "Forbearance and Amendment"), is by and among Edwards Lifesciences Financing LLC, a Delaware limited liability company ("Seller"), Edwards Lifesciences LLC, a Delaware limited liability company ("Servicer"), Blue Ridge Asset Funding Corporation, a Delaware corporation ("Blue Ridge"), the liquidity banks from time to time party to the Liquidity Agreement (the "Liquidity Banks;" together with Blue Ridge, the "Purchasers") and Wachovia Bank, National Association, as agent for the Purchasers (the "Agent"), and pertains to the Receivables Purchase Agreement dated as of December 21, 2000 amongst the parties hereto (as heretofore and hereby amended, the "Purchase Agreement"). Unless otherwise defined in this Amendment capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.

PRELIMINARY STATEMENTS

        WHEREAS, the Seller requests that the Agent and the Purchasers forbear from exercising their remedies under the Purchase Agreement with respect to certain Amortization Events and wishes to make certain amendments to the Purchase Agreement; and

        WHEREAS, the Agent and the Purchasers are willing to agree to such forbearance and such amendments.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Forbearance. The Seller Parties have informed the Agent that (i) the Seller Parties have not produced the financial statements of the Seller required to be produced pursuant to Section 7.1(i)(I); (ii) they have not marked their master data processing records and other books and records relating to the Receivables with the legend required pursuant to Section 7.1(e)(ii); and (iii) the Seller has not had board meetings required pursuant to Section 7.1(i)(G) (the failures described in clause (i), (ii) and (iii) collectively referred to herein as the "Noncompliance"). The Noncompliance has resulted in Amortization Events pursuant to Section 9.1(d). The Agent and the Purchaser hereby agree to forbear from exercising any of their default-related rights with respect to the Noncompliance until the date which is sixty (60) days from the date hereof. If the Seller Parties comply with each of the requirements in clause (i), (ii) and (iii) above, the Agent and the Purchaser hereby agree to enter into a waiver agreement, in form and substance reasonably satisfactory to the Agent, the Purchasers and the Seller Parties, waving all Amortization Events caused by the Noncompliance.

        2.     Amendments. Exhibit I to the Purchase Agreement is hereby amended by amending and restating in its entirety the following definition appearing therein:

  "Dilution Horizon Ratio" means, as of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originator during the most recent one and one-half Settlement Periods ending on such Cut-off Date by (ii) the Net Pool Balance as of such Cut-off Date.

        3.     Representations and Warranties. In order to induce Blue Ridge and the Agent, on behalf of the other Purchasers, to enter into this Forbearance and Amendment, each of the Seller Parties hereby represents and warrants to Blue Ridge and the Agent, on behalf of the other Purchasers, as follows:

          (a)   The execution and delivery by such party of this Forbearance and Amendment, and the performance of its obligations under the Purchase Agreement as amended hereby, are within such party's organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

          (b)   This Forbearance and Amendment has been duly executed and delivered by such party, and the Purchase Agreement, as amended hereby, constitutes such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and

          (c)   Other than the Amortization Events described in Section 1 of this Forbearance and Amendment, as of the date hereof, no event has occurred and is continuing that will constitute an Amortization Event or an Unmatured Amortization Event.

        4.     Conditions Precedent. This Forbearance and Amendment shall become effective as of the date first above written upon:

          (a)   execution and delivery to the Agent of a counterpart hereof by each of the parties hereto,

          (b)   receipt by Agent of a fully earned, non-refundable extension fee in the amount of $15,000.

        5.     Miscellaneous.

          (a)   CHOICE OF LAW. THIS FORBEARANCE AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

          (b)   Counterparts. This Forbearance and Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          (c)   Ratification of Purchase Agreement. Except as expressly amended hereby, the Purchase Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

[Signature Pages Follow]

2

        IN WITNESS WHEREOF, the parties hereto have caused this Forbearance and Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

EDWARDS LIFESCIENCES FINANCING LLC
By:	/s/ CORINNE H. LYLE
Name: Corinne H. Lyle Title: Corporate Vice President Chief Financial Officer and Treasurer
EDWARDS LIFESCIENCES LLC
By:	/s/ CORINNE H. LYLE
Name: Corinne H. Lyle Title: Corporate Vice President Chief Financial Officer and Treasurer

[Edwards Signature Page to Fifth Amendment to Edwards RPA]

BLUE RIDGE ASSET FUNDING CORPORATION
BY: WACHOVIA CAPITAL MARKETS, LLC, ITS ATTORNEY IN FACT
By:	/s/ DOUGLAS R. WILSON, SR.
Name: Douglas R. Wilson, Sr. Title: Vice President
WACHOVIA BANK, NATIONAL ASSOCIATION, AS A LIQUIDITY BANK AND AS AGENT
By:	/s/ GARY G. FLEMING, JR.
Name: Gary G. Fleming, Jr. Title: Director

[Blue Ridge/Wachovia Signature Page to Fifth Amendment to Edwards RPA]

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FORBEARANCE AGREEMENT AND FIFTH AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT